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                                                                     EXHIBIT 5.1

                              Opinion re: legality

                                 WEED & Co. L.P.
                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                                January 3, 2001


Board of Directors
MediaX Corp.
3455 La Cienega Boulevard, Building C
Los Angeles, California 90016

        RE: Opinion of Counsel

Greetings:

        I have acted as counsel to MediaX Corporation ("MediaX") in connection with the registration under the Securities Act of 1933, as amended, of 1,059,322 shares of MediaX's common stock and 1,059,322 shares of MediaX's common stock underlying warrants, par value $.0001 per share, to be sold by MediaX upon the terms and subject to the conditions set forth in MediaX's registration statement on Form SB-2 (the "Registration Statement").

        In connection therewith, I have examined copies of MediaX's Certificate of Incorporation, Bylaws, the corporate proceedings with respect to the offering of shares, and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contacted herein. In such examination, I have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

        Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the shares to be sold by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

                                            Very truly yours,

                                            /s/ Richard O. Weed
                                            -----------------------------
                                            Richard O. Weed